Exhibit 99.2


                      Capital Trust Q2 2004 Conference Call
                      -------------------------------------
                                (August 17, 2004)

Conference Coordinator:

        Hello and welcome to the Capital Trust second quarter 2004 results conference call. Before we begin, please be advised that the forward-looking statements expressed in today's call are subject to certain risks and uncertainties including, but not limited to, the continued performance, new origination volume and the rate of repayment of the Company's and its Funds' loan and investment portfolio; the continued maturity and satisfaction of the Company's portfolio assets; as well as other risks contained in the Company's latest Form 10-K and Form 10-Q filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

        There will be a Q&A session following the conclusion of this presentation. At that time, I will provide instructions for submitting a question to management. I will now turn the call over to John Klopp, CEO of Capital Trust.

        John Klopp:

        Good morning everyone. Thank you for joining us and for your continued interest in Capital Trust.

        The last four months (including July) have been one of the busiest (and most productive) periods in CT's history. Last night we reported our results for the quarter ended June 30 and filed our 10-Q. Brian Oswald, our CFO, will review the detailed numbers in just a moment, but first I want to provide some context on what's been keeping us so busy. In short:

        o we made $266 million of new balance sheet investments,

        o we closed our first CDO,

        o and we completed two separate equity offerings.



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        Let's begin with asset originations. The bulk of our new assets came in the form of a $250 million portfolio that we purchased from GMAC in late July. Comprised of 40 floating rate B Notes and one mezzanine loan, the GMAC portfolio acquisition is significant unto itself - more than doubling the number of loans on our balance sheet and increasing our interest earning assets by 63% compared to June 30. More importantly, however, are the facts that the acquisition broadens the scope of our business into small balance lending and cements our relationship with GMAC, a leader in the floating rate market. We expect that this relationship will produce a continuous flow of new originations for CT, and we are already processing a significant pipeline of similar B Note opportunities from other conduit lenders.

        We matched the GMAC portfolio with the perfect financing vehicle by simultaneously executing a groundbreaking CDO. Not only a first for us, our CDO was also the first of its kind for the market in two respects - the first CDO secured primarily by B Notes and Mezzanine loans and the first commercial real estate CDO with a reinvesting feature. To take a step back, a CDO is, in its simplest form, a securitized financing collateralized by some form of debt obligations. In this case, we aggregated $73 million of collateral from our balance sheet with the $250 million of assets from the GMAC portfolio acquisition and issued $252 million of floating rate notes rated AAA through BBB- to third party investors. The financing provides compelling economics: a roughly 80% advance rate at a cash cost of funds of just over LIBOR plus 60 basis points; and superior structure compared to our existing secured credit facilities: term matched, non mark to market and no recourse. With this new form of financing, we have dramatically improved our cost of capital - making us a stronger competitor in our existing markets and opening new opportunities to the Company that had not previously been available.



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        In May, we welcomed W. R. Berkley Corporation as an important strategic investor in Capital Trust when they purchased 1.6 million shares of CT stock in a direct placement. For those who may not know, W.R. Berkley is a NYSE listed insurance holding company founded over 30 years ago by Bill Berkley and based in Greenwich, CT. Josh Polan of Berkley has joined our revamped Board of Directors and we look forward to their advice and counsel. Following the Berkley transaction, in July, we completed a 4 million-share public offering, comprised of roughly half primary shares sold by the Company, and half secondary sales by holders of our convertible trust preferred securities. As a result of these offerings, shareholders' equity increased by $125 million and book value increased to over $18 per share. We also made significant strides in improving the float and liquidity of our stock.

        Also during the quarter, we substantially added to our due diligence and asset management platform and received approvals from all three rating agencies to act as a Special Servicer. Together, these two initiatives will allow us to be more efficient and effective investors in small balance loans, portfolios and securitized products, which are the areas where we see the greatest opportunities today.

        All of these accomplishments required continuous effort from our staff, and I want to take this opportunity to thank them for their hard work and long hours. The series of transactions that they have completed in this very busy period has significantly enhanced CT's future earnings power and, in turn, our ability to accomplish our primary mission: growing dividends per share. While we do not provide forward guidance, our policy is to set our dividend payout at a level that we feel is comfortably sustainable and consistent with maintaining REIT status. As the impact of our recent asset acquisitions kick in, we will reassess our current run rate of 45 cents per quarter and make a decision on any changes to our dividend by year-end.

        In a market environment that seems to get only more competitive, Capital Trust is in its best shape since we started the company in 1997. Our balance sheet pipeline is very active, and we are processing a number of B Note opportunities similar to the GMAC assets. In fact, today we are scheduled to close on 14 new investments totaling approximately $105 million - $80 million for the balance sheet and $20 million for Fund III. In spite of increased competition, the credit quality in all of our portfolios remains



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strong. Going forward, we are confident that we have the human and capital resources to find the best risk adjusted opportunities and expand our investment strategies into new, complementary products. And we are particularly pleased with the confidence that our existing and new shareholders have shown in supporting the recent equity offerings.

        Now I'm going to turn it over to Brian to go through the numbers in greater detail.

Brian Oswald:

        Thank you John and good morning everyone.

        Before I get into the details for the 2nd Quarter, I'd like to take some time to discuss the CDO transaction and the public offering that both closed in late July.

        On July 20th, we completed two simultaneous transactions, which together we refer to as the CDO. In the first transaction, we purchased 40 floating rate B Notes and one mezzanine loan from GMAC for $251.2 million. These loans were priced to yield approximately LIBOR + 459 bps, before adjustment for any anticipated credit losses.

        In the second transaction, we contributed the GMAC assets along with assets of approximately $73 million from our own portfolio, to a wholly owned subsidiary and issued $320.8 million of floating rate CDOs. Of the $320.8 million, $252.8 million was rated investment grade and sold to third-party investors with the balance retained by CT. The CDO is callable after two years and includes a four-year reinvestment period during which we can reinvest any principal payments received in new qualifying investments. This feature allows us to use this vehicle for the next four years as the equivalent of a revolving credit facility. The investment grade securities were issued with a blended average coupon of LIBOR + 62 bps or LIBOR + 106 bps after the amortization of fees and expenses.

        The net balance sheet effect of the CDO transaction is an increase in loans and debt by approximately $250 million each. CT will be initially recording a return of LIBOR + 325 bps on the purchased assets, after adjusting the cash flows for potential losses on the purchased assets. The initial anticipated effect of the CDO transaction is an increase in annual net income of approximately $5.5 million.

        On July 28th, we announced the closing of a public offering of 4,025,000 shares of CT common stock at a price of $23.75 per share. We sold 1,888,289 primary shares,



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including 525,000 shares pursuant to an over-allotment option exercised by the underwriters. The net proceeds will be approximately $42 million after payment of all expenses.

        In addition to the primary shares that we sold, holders of 50% of our convertible trust preferred securities converted their securities to 2,136,711 shares of common stock and sold those shares in the offering. This conversion and sale will eliminate approximately $4.5 million of interest expense on an annual basis.

        Now let's go back and discuss the second quarter.

        We reported net income of $3.5 million for the quarter ended June 30, 2004. On a per share basis, this represents forty-seven cents fully diluted, up one cent from the amounts reported for both the 1st quarter of 2004 and the 2nd quarter of 2003.

        On the balance sheet, total assets increased 18.1% from $400 million at December 31, 2003 to $472 million at June 30th. During the first half of the year, we purchased $35 million of CMBS, made $47.1 million of new loans and received $24.3 million of loan amortization and repayments. In June, we sold our remaining $12.4 million of FHLMC securities recognizing a gain of $300,000. We initially purchased these securities to facilitate our compliance with the Investment Company Act and, with the recent investment activity; they were no longer needed for compliance. With the closing of the CDO transaction in July, we have already far exceeded our stated goal of increasing net assets by $100 million in 2004.

        In May and June of this year, we completed a direct public offering to
W. R. Berkley Corporation. In this two-tranche transaction, we sold 1,635,000 shares of common stock to affiliates of Berkley and issued warrants for them to purchase an additional 365,000 shares. All of the shares were priced at $23.40 per share and the placement netted us, after expenses, $38 million.

        Our debt-to-equity ratio decreased significantly from March 31st to June 30th as a result of the new equity provided by the Berkley transaction, which was initially utilized to pay down debt. At March 31st, our debt-to-equity ratio was 3.5 to 1 and at June 30th it stands at 2.3 to 1.

        Our liquidity position remains strong, and subsequent to the CDO transaction and the public offering, we currently have approximately $80 million of liquidity, including



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$5 million of cash on hand and $75 million of available borrowings under our committed credit facilities. We believe that this level of liquidity is adequate to fund our near term needs, including redemption of the outstanding convertible subordinated debentures and fund additional balance sheet growth.

        We intend to call the remaining convertible subordinated debentures on September 30, 2004, the date upon which the securities are open for redemption at par. This call could affect the Company based upon the two possible outcomes. If the holders take the cash, we will use $45 million of our existing liquidity to pay off the debentures and going forward, our interest expense will be reduced by $2.8 million annually. If the holders elect to convert the debentures to common stock, our interest expense will be reduced by $4.5 million, but an additional 2.1 million shares will be issued.

        Our book value per share varies based upon a number of factors including sales of common stock and changes in the market value of our CMBS investments, which we hold as available-for-sale securities. While we mark these assets to fair value, the marks are accomplished through equity, without any effects on our P&L. We anticipate holding these securities to maturity and fully realizing their face value. This will result in our reversing these unrealized losses over time as we approach the maturity of the securities. Our calculation of book value per share, $16.35 at June 30th, includes 174,000 shares representing in-the-money options and warrants, in addition to the 8.4 million shares outstanding at that time. Factoring in the public offering from July, book value will increase to $18.04 per share and if the remaining CTP holders convert their securities to common stock, book value per share would increase further to $18.47 per share.

        We are committed to maintaining an asset/liability mix which minimizes the negative effects of changes in interest rates on our future results. In the current interest rate environment, we are maintaining a net positive floating rate exposure on our balance sheet, with $90.1 million more floating rate assets than floating rate liabilities. Based upon assets, liabilities and hedges in place at June 30th and taking into account floors in place on some of our loans receivable, an increase in LIBOR of 100 basis points would increase annual net income by $547,000. Further, a 300 basis point spike in LIBOR would positively impact our earnings by approximately $2.3 million.



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        Switching over to the income statement, diluted EPS for the quarter was forty-seven cents compared to forty-six cents for the quarter ended March 31, 2004. From the balance sheet investment business, net interest income was up $337,000 as the assets originated in the first quarter earned interest for the entire second quarter and interest expense was down as we utilized the proceeds from the Berkley transaction to reduce secured debt. As the Freddie Mac securities were repaying at a very accelerated rate and no longer necessary for Investment Company Act compliance, we chose to liquidate the position during the quarter and recognized a $300,000 gain on the sale. This gain accounted for the increase in other income. General and administrative expenses were $216,000 higher compared to the prior quarter due to increased compensation accruals, as annual bonuses are accrued based on a percentage of expected annual net income before bonuses. Finally, the provision for income taxes was lower than that of the previous quarter as our taxable REIT subsidiaries had lower levels of income than in the prior quarter due to the expected run-off in Fund II and higher levels of G&A expenses.

        Within our investment management business, we earn base management fees and have the potential to receive significant future incentive management fees. As disclosed in the 10-Q, if Fund II's assets were sold and its liabilities settled on July 1, 2004 at the recorded book value, which is net of an allowance for possible credit losses, and the fund equity and income were distributed, we would record approximately $7.6 million of incentive income representing our share of the incentive management fees. This amount will change based upon the duration and performance of the assets in the fund. We do not anticipate recognizing any of this incentive compensation until 2005.

        Fund III has a similar incentive management fee structure. We began deploying the Fund's $425 million of committed capital in June of 2003 and have originated over $520 million of loans and investments through June 30th. At June 30th, Fund III had thirteen outstanding loans and investments totaling $386.1 million, after repayments and sell-downs. Both Fund II and Fund III's investment portfolios are 100% performing and have not experienced any losses.

        Combining the two business units, CT reported net income of $3.5 million for the quarter ended June 30th compared to $3.1 million for the quarter ended March 31st and $2.6 million for the quarter ended June 30, 2003.



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        In June, we declared a dividend of forty-five cents per share payable to holders of record on June 30th, which was paid on July 15th.

        That wraps it up for the financials, and at this point, I'll turn it back to John.

John Klopp:

        Thank you, Brian. At this moment we'd like to open it up for any and all questions.

Conference Coordinator:

        At this time if you would like to ask a question, please press the star and 1 on your touch-tone phone. You may withdraw your question at any time by pressing the pound key. Once again, if you would like to ask a question, press star and 1.

        We'll take our first question from Don Destino from JMP Securities. Go ahead please.

Donald Destino:

        Hey guys. Congratulations on a great quarter and what looks like a great outlook. I have a couple of questions. The first question is about the GMAC transaction. John, can you talk a little bit about why you were afforded that opportunity. I realize that GMAC has been selling credit risk for a while now but given how much capital we've seen come into this market I would assume that there were a lot of bidders.

        Was that an auction process that you won or a negotiated deal? And why were you able to win that transaction?

John Klopp:

        The background you alluded to is that GMAC has been in the process of revamping their activities over the last six months or so. We were aware of that and had been working with them, talking to them on a continuous basis since really the end of last year.



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        A pure auction would not be the way I would describe it, because of the complexity and magnitude of the transaction including both the asset and the liability side, which came as a prepackaged concept when it came to us.

        There were several other parties that we know of that GMAC spoke to. We simply jumped on it very fast and very hard. We made a very strong bid and put all of our resources behind this transaction because we saw it as very significant and very accretive for us. And we were able to win it, I think, because of the dedication of resources that we put on it from day one.

Donald Destino:

        Got it. Second question is related. In the past you've seen that when there has been a new type of collateral backing a CDO, it quickly becomes much more of a common issuance.

        Do you expect now that you guys have broken ground on Mezz and B Note backed CDOs that it will become a more common funding source for those assets both for you and for other people?

John Klopp:

        Absolutely. The world we live in is such that new structures in the financial market are knocked off almost immediately.

        And in fact, there is already another deal in the market, a similar type of transaction by another collateral manager of which the collateralization is comprised of B Notes and some CMBS. So we do anticipate that this will provide an additional funding source for us and our activities and for other participants in the market, no question about it.

        We are actively exploring how the CDO marketplace can be used both to finance our existing activities and as a tool to expand into new and other kinds of products.

Donald Destino:

        All right, one more quick one. Do you think that because it was a ground breaking CDO that it cost you something in terms of basis points? And when you come



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back and now that there has been a precedent set that now there may be a tighter spread for future Mezz and B Note backed CDOs?

John Klopp:

        The short answer is no. We spent an enormous amount of brain power and up front cost to get this done. If you look at some of the disclosures we made, the raw coupon cost on the investment grade notes was roughly LIBOR plus 60. When you add in the amortized up front fees and expenses of completing the financing transaction that probably increases it to a little over LIBOR plus
100. I would imagine that we could cut that component of it down in subsequent offerings because we would simply be more efficient in going about such an exercise. But I don't think that there will be a significant near term compression in spread.

Donald Destino:

        Got it. And then finally on the investment management business just a quick update. Do you still expect to finish the investment period for Fund III or do you expect Fund III to be fully invested mid next year?

        And then any update on your current thoughts on a Fund IV in a different asset class outside of Mezz and B Notes?

John Klopp:

        We're finding the most intense area of competition in the marketplace is for those assets that are right down the alley of Fund III's investment strategy.

        Specifically, the large medium term floating rate mezzanine lending on high quality stabilized existing product. That's where I think the recent influx of competition has been the most intense.

        And as a result we are finding it more difficult to find good assets for Fund III. As Brian said, in the first 12 and a half months since we opened Fund III in June of last year we've actually completed about $520 million of gross new investments.



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        And that's very good given the competition in the marketplace. And just, as stated earlier, we closed on another transaction today. We're finding things to do for Fund III, but it is increasingly hard and getting harder it seems.

        We're still assessing what the expectation is as to full deployment by the scheduled end of the investment period in June of '05. It's hard to get a lot of visibility on that but we are working very hard to get that money out.

        In terms of follow-on investment management products, we continue to work on a number of different ideas that we believe are complementary and which our platform can support. We mentioned some significant increases in our capabilities in the due diligence and asset management and special servicing areas, all of which have been accomplished in the last couple of months. I think that sets the stage for more portfolio-type acquisitions, more CMBS-type investments.

        And whether that is done on the balance sheet or in the form of some kind of a managed account, we are still making that assessment and will make some decisions in the coming months.

Donald Destino:

        All right, thank you very much.

John Klopp:

        Thanks, Don.

Conference Coordinator:

        We'll take our next question from Ronald McKinney of Smith Barney.

Ronald McKinney:

        Brian and John, congratulations. What a difference a year makes. You guys are really cranking. John, you just touched briefly on the question that I had which was for some background and color on the competitive atmosphere in your space.



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        And if there's anything else that you can add with regard to my inquiry
I would really appreciate it.

John Klopp:

        I don't think that there's much more to add. It certainly appears that there's an almost unending flow of capital towards this set of opportunities. Both private money and money that has been raised in the public equity markets. It's a very big business, a very large sector. There are many different ways to operate in this sector.

        Obviously, what you're seeing us do at the moment for our balance sheet is twist the dial a little bit to go where we think the better opportunities are.

        That focus recently has been a little higher in the capital stack, more B Notes as opposed to Mezzanine. And a little smaller loan orientation because we think that there's simply somewhat less competition in that space. In turn, when married with the CDO technology, that allows us to put in place very efficient, very cost effective financing to support those assets. That's where we think a primary opportunity is today.

        But the competition is out there, no question about it. It always has been. We've been at this now since 1997. We have managed, as the market opportunity has evolved, to keep with it or hopefully a step ahead of it as we've gone forward. And we think we can continue to do that.

Ronald McKinney:

        John, that's great thank you. Appreciate it and once again congratulations.

John Klopp:           Thank you.

Ronald McKinney:      Thank you.

Conference Coordinator:

        Thank you. Our next question comes from Richard Shane of Jefferies. Go ahead please.



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Richard Shane:

        Hey John.   How are you?

John Klopp:

        Hey Rick, I'm great.

Richard Shane:

        Good. A couple of questions. First of all, given the revolving nature of the CDO, what would your expectations be in terms of re-accessing that market down the road?

        Obviously it's not going to take you four years to go back. Are you planning this to be an annual event or what's the timing here?

        And also could you give some indication on the yield on the loans that you guys are closing today, just to give us a sense of where pricing is and how things have shifted a little bit?

John Klopp:

        It's hard for us to give you great clarity on how frequently we may be able to go back to the CDO marketplace. We are actively accumulating additional assets that we're warehousing on our balance sheet and which can be dropped into the reinvestment feature of the CDO to keep that bucket full. We are also actively exploring a number of different asset avenues and origination avenues that we think are amenable to using this kind of financing to aggregate and term match.

        It's a little difficult to tell you exactly how frequently and in what form we may come back and access the CDO marketplace again. But we are finding good opportunities of similar size and risk profile to the GMAC assets. The assets that we're closing today are very similar. But we're also exploring how we may be able to use CDO technology to expand into other complementary, adjacent products and use that as the financing technique.

        In terms of spreads, the mix of business that we're closing today covers the spectrum of what we do. We are closing a number of B Note acquisitions that are very similar to the GMAC assets and are priced in the same basic range. We are also



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purchasing a securitized bond, a CMBS asset that is BBB- rated, a little bit different but essentially has the same underlining character of assets.

        And both of those, the B Notes and the bond that we're buying, are balance sheet assets. We're also closing a $20 million Fund III Mezzanine loan on an office property in Florida that is very similar to the risk profile that Fund III has been pursuing in the last year or so. And in turn has the same kind of spread characteristics that Fund III looks for.

Richard Shane:

        Okay.

John Klopp:

        Is that enough Mr. Shane?

Richard Shane:

        That's helpful.  Thanks guys.

John Klopp:

        Okay.

Conference Coordinator:

        Thank you. Our next question comes from Evan Dreyfuss from Talon.

Evan Dreyfuss:

        Yes, good morning guys. Just a couple of quick housekeeping questions; you've probably went over this and I've missed it. But if the remaining converts convert to equity, is the fully diluted share count approximately 14 million?

John Klopp:

        I would say approximately 14.6 million.

Evan Dreyfuss:



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        14.6

John Klopp:

        What we have outstanding today post the offering, approximately 12.5 million shares.

Evan Dreyfuss:

        Okay.

John Klopp:

        The number of shares if all of the remaining convertible trust preferred converted to common aggregates 2.1 million shares.

Evan Dreyfuss:

        Okay, thank you. And then just a couple of other quick questions. On the CDO, the equity and debt tranches that are held by Capital Trust I suspect are held at your REIT subsidiary?

Brian Oswald:

        They are held in a separate subsidiary of the REIT.

Evan Dreyfuss:

        Of the REIT, okay. And then in terms of just mechanics on the CDO, you talked about a LIBOR spread of 320. How does it work? You fund let's say on the first day of the quarter and at the last day of the quarter is there a pay out to your investments or is it paid every six months, every month or?

Brian Oswald:

        It actually pays monthly.  On the 20th of the month.

Evan Dreyfuss:



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        Okay.

John Klopp:

        On the 20th of the month. These are typical of the rest of our loans on the balance sheet and in the funds. They are almost entirely floating rate, LIBOR indexed, so it's LIBOR plus a spread.

        They are entirely monthly pay instruments. Notwithstanding the wholly-owned subsidiary structure to accomplish the CDO, these are assets that are on our balance sheet, fully consolidated, and flow directly through to Capital Trust income statement on a current basis.

Evan Dreyfuss:

        So back to the net income and potential this year, you will have 5 months and 10 days of this spread?

John Klopp:

        That would be correct.

Evan Dreyfuss:

        Okay. And then are the W.R. Berkley 365,000 warrants still outstanding or is that 325,000 they bought additionally part of the warrant?

John Klopp:

        No. The warrants are in addition to the 1.635 million shares that they have purchased. Those warrants have a life that expires 12/31/04. So they expire by the end of this year and have a strike price equal to the purchase price of the Berkley shares in May and June. And that is $23.40. They are not exercised at this point in time.

Evan Dreyfuss:

        Okay. Thank you very much.



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John Klopp:

        Thank you.

Conference Coordinator:

        Thank you. And our next question comes from Ken Klimala from Newbury Partners.

Ken Klimala:

        Let's look at the GMAC transaction. If you used a normalized leverage level where does your return on equity come out on that transaction?

John Klopp:

        We're hesitating just in terms of what we have disclosed in various venues. I think if you do the math and you look at the additional assets at the net spread, net of the potential for anticipated credit losses on the assets that we have acquired, the return on our net deployed equity should be in the low to mid teens.

Ken Klimala:

        Okay, thank you. And one other question on the Berkley transaction. You called it strategic. Why is it strategic and is this a passive investment for them?

John Klopp:

        Well, I won't speak for them, but it's active in the sense that one of their people has joined our board. We anticipate, and have already experienced, their active interest and involvement in our business.

        They have certainly given us the sense that they are a long-term investor, in for the long haul. Anything else that we do together with them is yet to be discussed and determined. Certainly nothing contractual or in the works at this point. But Berkley is a very good, very savvy long-term investor. And we're very happy to have them.

Ken Klimala:



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        Okay, good job.  Thank you.

John Klopp:

        Thank you.

Conference Coordinator:

        Our next question comes from Donald Destino from JMP Securities.

Donald Destino:

        Actually mine has been answered.  Thank you.

John Klopp:

        Thank you.

Conference Coordinator:

        Thank you. Once again if you would like to ask a question, please press the star and 1 on your touch-tone phone. And our next question comes from Jed Nussdorf from Force Capital.

Jed Nussdorf:

        Hi guys, a couple of quick questions. First, who manages W.R. Berkley's commercial real estate investment portfolio?

John Klopp:

        The individuals with whom we interface are Bill Berkley, who's the Chairman and Founder and CEO, and Josh Polan, who does a variety of different things as I understand it including overseeing some of their commercial real estate investments. Beyond that I simply can't answer for you.

Jed Nussdorf:



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        Interesting answer. And then, in terms of the B Note market, are you seeing any regional banks participating in B Note buying? And maybe you could also comment on whether or not you're seeing more commercial capital people like CIT or GMAC? Are those people particularly aggressive buyers?

John Klopp:

        Regional banks, I would say no. We have not seen much activity in the B Note sector from domestic regional banks. We certainly have seen action from foreign banks particularly from German banks.

        And depending upon the loan-to-value and the duration of the instrument, we've seen a fair amount of activity from a lot of the insurance companies. But regional banks, I would say no.

        The credit companies, if I understand the second part of your question: more the CITs and I guess the GMACs of the world. Yes, they are investors but generally tend to make whole loan investments for their own portfolio and hold to maturity. And they are less involved in the securitized, fractionalized, business than we are.

Jed Nussdorf:

        Okay. Thanks very much, John.

John Klopp:

        Thank you.

Conference Coordinator:

        Thank you. And our next question comes from Henry Stockton from Bear Sterns.

Henry Stockton:

        Hi. You quoted a couple of numbers for book value per share. One was an
18.47 number. What's the denominator in that book value per share calculation?

John Klopp:



19
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        Brian is going to give you a precise number.

Henry Stockton:

        Yeah. Does the 14.5 number include the conversion?

Brian:

        Yes, it's 14,636,000 shares.

Henry Stockton:

        Thank you. And the other question is: I think the net interest margin for the CDO is LIBOR plus 350 basis points after credit losses which gives you $5.5 million in net income.

        So it that right? It that asset yield minus liability expense divided by average earning assets? Is that your LIBOR plus 350?

John Klopp:

        Let me see if I can break it down. I think the number that Brian gave was, net of potential credit losses, 325 over LIBOR.

Henry Stockton:

        Okay.

John Klopp:

        The fully loaded cost of the debt that supports those assets is roughly 100 to 105 over LIBOR.

Henry Stockton:

        And what's your leverage ratio? What's your asset to equity ratio for that deal?

John Klopp:



20
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        The advance rate, which is the way that we look at it, against the assets that are the collateral for the CDO is approximately 80%.

Henry Stockton:

        Okay.

John Klopp:

        Meaning the amount of the investment grade liabilities that are supported by the total collateral pool equals approximately 80% of that total collateral pool.

Henry Stockton:
        So that's about 4 to 1 leverage then, right?

John Klopp:
        Yes.

Henry Stockton:

        Okay. And that's what trickles down to the 15 to 18% ROE number that the other guy asked about?

John Klopp:

        Yes, except I didn't think that 15 to 18% passed my lips. But yes.

Henry Stockton:

        And then the final red talks about a loan objective on Fund III of $1 billion. Could you talk about that and how you're going to reach it on Fund III?

John Klopp:

        Yes. I think that we've already mentioned it a bit. We're finding that it's exceedingly hard to reach that full deployment target for Fund III in the current competitive environment.

        We raised $425 million of committed equity capital. The fund has a maximum leverage parameter of two-to-one debt-to-equity. So it could, if fully maxed out, make in excess of $1 billion of investments.

        In the first 12 months we closed about $520 million of gross investments, which is a good pace given what we're finding out there. But we're behind where we would like to be. And we are currently doing our best to find assets to fit the risk and return and leverage parameters of Fund III.

        Where we end up by the end of June is hard for us to give a projection at this point in time because the fund is relatively opportunistic. It focuses on large ticket transactions. And it's very tough out there. It's very competitive right now. But we are finding good investments that fit the fund's profile and working very hard.

Henry Stockton:

        So I get the feeling that your on-balance sheet activity is probably more fruitful.

John Klopp:

        On a relative basis, there is more activity on the balance sheet today then there is in the fund. That would be an accurate statement.

Henry Stockton:

        I just wanted to say you guys just did a great job in the quarter. I'm really impressed. Thanks a lot.

John Klopp:

        Thank you.

Conference Coordinator:

        Thank you. Our next question comes from Evan Dreyfuss from Talon.

Evan Dreyfuss:



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        Yeah, just another quick question, a technical question. When it comes to the dividend right now, the 45 cents a quarter, is that really all the income from the REIT or are we taking from some of your spread business to subsidize that dividend?

John Klopp:

        We'll have to go back and forth a couple of times, Evan. The spread business...

Evan Dreyfuss:

        You know, the on-balance sheet that is not in the REIT.

John Klopp:

        Well, no. The spread business, the balance sheet business that produces net interest margin, is housed on the REIT balance sheet.

Evan Dreyfuss:

        Right.

John Klopp:

        What we run through our taxable REIT subsidiary is essentially our investment management business that provides fee income, both base management fees now and in the future, potentially, incentive management fees.

        Those fees constitute do not constitute good REIT income, therefore we run them through the taxable REIT subsidiary and they flow up to the parent company which is the REIT.

        But they flow through that taxable subsidiary and, therefore, to the extent that the taxable sub generates positive income, we pay taxes on it.

Evan Dreyfuss:

        So, what I'm getting at is $1.80 that you pay out a year. 14.5 or 14.6 million shares is $26 million. Is the income that your REIT subsidiary produces $27 or $28 million so you have to pay the $26 million?



23
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        Or are you taking some of the taxable income and putting it over there or not? I'm just trying to figure out technically what you are required by IRS rules to pay out right on your REIT subsidiary.

Brian Oswald:

        To date the taxable REIT subsidiaries have not generated significant income. They've been operated basically at a break-even level. Almost all, in fact to date all of the revenue that's been distributed has been REIT taxable income.

Evan Dreyfuss:

        Okay. Thank you very much.

John Klopp:

        Thank you.

Conference Coordinator:

        Thank you. There are no more questions at this time. That concludes the Capital Trust Second Quarter 2004 Conference Call. A replay of this call will be available from 12:00 pm today to midnight August 31.

        The replay call number is (888) 567-0676 or (402) 530-0418 for international callers. Thank you for participating.

John Klopp:

        Thank you everyone.

                                       END